Exhibit 99

UNITED TECHNOLOGIES REPORTS FIRST QUARTER 2018 RESULTS
RAISES 2018 OUTLOOK

Strong sales and operating profit drive United Technologies’ positive momentum in Q1;
Adjusted operating profit growth across all four business units;
Raises sales and adjusted EPS outlook for 2018

•	Sales of $15.2 billion, up 10 percent versus prior year including 6 percent organic growth

•	GAAP EPS of $1.62, down 6 percent versus prior year reflecting the absence of a one-time gain in Q1 2017

•	Adjusted EPS of $1.77, up 20 percent versus prior year

FARMINGTON, Conn., Apr. 24, 2018 - United Technologies Corp. (NYSE:UTX) today reported first quarter 2018 results and increased its full year sales and adjusted EPS outlook.

“We are off to a solid start in 2018,” said UTC Chairman and Chief Executive Officer Gregory Hayes. “Sales were up 10 percent, including 6 percent organic growth which represented our strongest first quarter organic growth rate since 2011, with all four businesses contributing. Our focus on innovation and execution is clearly paying off.”

“Based on a strong first quarter performance and solid fundamentals at each of our businesses, we are raising our 2018 sales outlook to a range of $63 to $64.5 billion and raising our adjusted EPS outlook range to $6.95 to $7.15.* We remain committed to executing on our strategic priorities and are well positioned to deliver sustainable long-term shareowner value,” Hayes concluded.

First quarter sales of $15.2 billion were up 10 percent over the prior year, including 6 points of organic sales growth and 3 points of foreign exchange. GAAP EPS of $1.62 included 15 cents of net restructuring charges and other significant items and was down 6 percent versus the prior year, reflecting the absence of a one-time gain booked in Q1 2017. Adjusted EPS of $1.77 was up 20 percent with adjusted operating profit growth at all four segments.

Net income in the quarter was $1.3 billion, down 6 percent versus the prior year. Cash flow from operations was $453 million and capital expenditures were $337 million. Free cash flow was $116 million reflecting higher use of working capital from strong organic growth and the timing of shipments, principally at Pratt & Whitney and UTC Climate, Controls & Security. UTC continues to expect $4.5 to $5.0 billion* of free cash flow in 2018.

In the quarter, commercial aftermarket sales were up 18 percent at Pratt & Whitney and up 16 percent at UTC Aerospace Systems. Otis new equipment orders were down 4 percent organically versus the prior year. Equipment orders at UTC Climate, Controls & Security increased 10 percent organically.

UTC updates its 2018 outlook and now anticipates:

•	Adjusted EPS of $6.95 to $7.15, up from $6.85 to $7.10*;

•	Sales of $63.0 to $64.5 billion, up from $62.5 to $64.0 billion;

•	There is no change in the Company’s previously provided 2018 expectations for organic sales growth of 4 to 6 percent* or free cash flow of $4.5 to $5.0 billion.*

*Note: When we provide expectations for adjusted EPS, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

United Technologies Corp., based in Farmington, Connecticut, provides high technology products and services to the building and aerospace industries. By combining a passion for science with precision engineering, the company is creating smart, sustainable solutions the world needs. Additional information, including a webcast, is available at www.utc.com or https://edge.media-server.com/m6/p/ynvi9ko4, or to listen to the earnings call by phone, dial (877) 280-7280 between 8:10 a.m. and 8:30 a.m. ET. To learn more about UTC, visit the website or follow the company on Twitter: @UTC

Use and Definitions of Non-GAAP Financial Measures
United Technologies Corporation reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP").

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted operating profit, adjusted net income and adjusted earnings per share (“EPS”) are non-GAAP financial measures. Adjusted net sales represents consolidated net sales from continuing operations (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. For the business segments, when applicable, adjustments of net sales, operating profit and margins similarly reflect continuing operations, excluding restructuring and other significant items. Management believes that the non-GAAP measures just mentioned are useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectation for adjusted EPS, adjusted operating profit, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, operating profit, sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident” and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of United Technologies or the combined company following United Technologies’ pending acquisition of Rockwell Collins, the anticipated benefits of the pending acquisition, including estimated synergies, the expected timing of financing and completion of the transaction and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which United Technologies and Rockwell Collins operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions and natural disasters and the financial condition of our customers and suppliers; (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (3) the scope, nature, impact or timing of acquisition and divestiture or restructuring activity, including the pending acquisition of Rockwell Collins, including among other things integration of acquired businesses into United Technologies’ existing businesses and realization of synergies and opportunities for growth and innovation; (4) future timing and levels of indebtedness, including indebtedness expected to be incurred by United Technologies in connection with the pending Rockwell Collins acquisition, and capital spending and research and development spending, including in connection with the pending Rockwell Collins acquisition; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases of United Technologies’ common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash, including in connection with the proposed acquisition of Rockwell; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof; (9) new business and investment opportunities; (10) our ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which United Technologies and Rockwell Collins operate, including the effect of changes in U.S. trade policies or the U.K.’s pending withdrawal from the EU, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) the effect of changes in tax (including U.S. tax reform enacted on December 22, 2017, which is commonly referred to as the Tax Cuts and Jobs Act of 2017), environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which United Technologies and Rockwell Collins operate; (17) the ability of United Technologies and Rockwell Collins to receive the required regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the merger) and to satisfy the other conditions to the closing of the pending acquisition on a timely basis or at all; (18) the occurrence of events that may give rise to a right of one or both of United Technologies or Rockwell Collins to terminate the merger agreement, including in circumstances that might require Rockwell Collins to pay a termination fee of $695 million to United Technologies or $50 million of expense reimbursement; (19) negative effects of the announcement or the completion of the merger on the market price of United Technologies’ and/or Rockwell Collins’ common stock and/or on their respective financial performance; (20) risks related to Rockwell Collins and United Technologies being restricted in their operation of their businesses while the merger agreement is in effect; (21) risks relating to the value of the United Technologies’ shares to be issued in connection with the pending Rockwell acquisition, significant merger costs and/or unknown liabilities; (22) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the Rockwell merger agreement; (23) risks associated with merger-related litigation or appraisal proceedings; and (24) the ability of United Technologies and Rockwell Collins, or the combined company, to retain and hire key personnel. There can be no assurance that United Technologies’ pending acquisition of Rockwell Collins or any other transaction described above will in fact be consummated in the manner described or at all. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of United Technologies and Rockwell Collins on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and United Technologies and Rockwell Collins assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law. In addition, in connection with the pending Rockwell Collins acquisition, UTC has filed a registration statement, that includes a prospectus from UTC and a proxy statement from Rockwell Collins, which is effective and contains important information about UTC, Rockwell Collins, the transaction and related matters.

UTC-IR
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United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended March 31,
	(Unaudited)
(Millions, except per share amounts)	2018	2017
Net Sales	$15,242	$13,815
Costs and Expenses:
Cost of products and services sold	11,280	10,136
Research and development	554	586
Selling, general and administrative	1,711	1,537
Total Costs and Expenses	13,545	12,259
Other income, net	231	588
Operating profit	1,928	2,144
Non-service pension (benefit)	(191)	(123)
Interest expense, net	229	213
Income from operations before income taxes	1,890	2,054
Income tax expense	522	586
Net income from operations	1,368	1,468
Less: Noncontrolling interest in subsidiaries' earnings from operations	71	82
Net income attributable to common shareowners	$1,297	$1,386
Earnings Per Share of Common Stock:
Basic	$1.64	$1.75
Diluted	$1.62	$1.73
Weighted Average Number of Shares Outstanding:
Basic shares	790	794
Diluted shares	800	802
We adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively, the New Revenue Standard) effective January 1, 2018 and elected the modified retrospective approach. The results for periods before 2018 were not adjusted for the new standard and the cumulative effect of the change in accounting was recognized through retained earnings at the date of adoption. See "The New Revenue Standard Adoption Impact" for further details. As described on the following pages, consolidated results for the quarters ended March 31, 2018 and 2017 include restructuring costs and significant non-recurring and non-operational items. See discussion above, "Use and Definitions of Non-GAAP Financial Measures," regarding consideration of such costs and items when evaluating the underlying financial performance.
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2018	2017
Net Sales
Otis	$3,037	$2,804
UTC Climate, Controls & Security	4,376	3,892
Pratt & Whitney	4,329	3,758
UTC Aerospace Systems	3,817	3,611
Segment Sales	15,559	14,065
Eliminations and other	(317)	(250)
Consolidated Net Sales	$15,242	$13,815

Operating Profit
Otis	$450	$447
UTC Climate, Controls & Security	592	931
Pratt & Whitney	413	356
UTC Aerospace Systems	588	531
Segment Operating Profit	2,043	2,265
Eliminations and other	(11)	(18)
General corporate expenses	(104)	(103)
Consolidated Operating Profit	$1,928	$2,144

Segment Operating Profit Margin
Otis	14.8%	15.9%
UTC Climate, Controls & Security	13.5%	23.9%
Pratt & Whitney	9.5%	9.5%
UTC Aerospace Systems	15.4%	14.7%
Segment Operating Profit Margin	13.1%	16.1%

We adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively, the New Revenue Standard) effective January 1, 2018 and elected the modified retrospective approach. The results for periods before 2018 were not adjusted for the new standard and the cumulative effect of the change in accounting was recognized through retained earnings at the date of adoption. See "The New Revenue Standard Adoption Impact" for further details. As described on the following pages, consolidated results for the quarters ended March 31, 2018 and 2017 include restructuring costs and significant non-recurring and non-operational items. See discussion above, "Use and Definitions of Non-GAAP Financial Measures," regarding consideration of such costs and items when evaluating the underlying financial performance.

United Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

	Quarter Ended March 31,
	(Unaudited)
In Millions - Income (Expense)	2018	2017
Income from operations attributable to common shareowners	$1,297	$1,386
Restructuring Costs included in Operating Profit:
Otis	(26)	(5)
UTC Climate, Controls & Security	(14)	(23)
Pratt & Whitney	—	—
UTC Aerospace Systems	(27)	(23)
Eliminations and other	(2)	(1)
	(69)	(52)
Significant non-recurring and non-operational items included in Operating Profit:
UTC Climate, Controls & Security	—	379
Eliminations and other	(30)	1
	(30)	380
Total impact on Consolidated Operating Profit	(99)	328
Tax effect of restructuring and significant non-recurring and non-operational items above	19	(124)
Significant non-recurring and non-operational items included in Income Tax Expense	(44)	—
Less: Impact on Net Income Attributable to Common Shareowners	(124)	204
Adjusted income attributable to common shareowners	$1,421	$1,182

Diluted Earnings Per Share	$1.62	$1.73
Impact on Diluted Earnings Per Share	(0.15)	0.25
Adjusted Diluted Earnings Per Share	$1.77	$1.48

Effective Tax Rate	27.6%	28.5%
Impact on Effective Tax Rate	(2.6)%	(1.7)%
Adjusted Effective Tax Rate	25.0%	26.8%

Details of the significant non-recurring and non-operational items included within operating profit, interest and income tax of continuing operations for the quarters ended March 31, 2018 and 2017 above are as follows:

	Quarter Ended March 31,
	(Unaudited)
In Millions - Income (Expense)	2018	2017
Significant non-recurring and non-operational items included in Operating Profit:
Gain on sale of investments in Watsco, Inc.	$—	$379
Transaction and integration costs related to merger agreement with Rockwell Collins, Inc.	(30)	—
Gain on sale of available-for-sale securities	—	1
	$(30)	$380

Significant non-recurring and non-operational items included in Income Tax Expense
Unfavorable income tax adjustments related to the estimated impact of the U.S. tax reform legislation enacted on December 22, 2017	$(44)	$—
	$(44)	$—

United Technologies Corporation
Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and
Significant Non-recurring and Non-operational Items (as reflected on the previous two pages)

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2018	2017
Adjusted Net Sales
Otis	$3,037	$2,804
UTC Climate, Controls & Security	4,376	3,892
Pratt & Whitney	4,329	3,758
UTC Aerospace Systems	3,817	3,611
Segment Sales	15,559	14,065
Eliminations and other	(317)	(250)
Adjusted Consolidated Net Sales	$15,242	$13,815

Adjusted Operating Profit
Otis	$476	$452
UTC Climate, Controls & Security	606	575
Pratt & Whitney	413	356
UTC Aerospace Systems	615	554
Segment Operating Profit	2,110	1,937
Eliminations and other	19	(19)
General corporate expenses	(102)	(102)
Adjusted Consolidated Operating Profit	$2,027	$1,816

Adjusted Segment Operating Profit Margin
Otis	15.7%	16.1%
UTC Climate, Controls & Security	13.8%	14.8%
Pratt & Whitney	9.5%	9.5%
UTC Aerospace Systems	16.1%	15.3%
Adjusted Segment Operating Profit Margin	13.6%	13.8%

United Technologies Corporation
Components of Changes in Net Sales

Quarter Ended March 31, 2018 Compared with Quarter Ended March 31, 2017

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	1%	6%	—	1%	8%
UTC Climate, Controls & Security	7%	5%	—	—	12%
Pratt & Whitney	9%	1%	—	5%	15%
UTC Aerospace Systems	5%	1%	—	—	6%

Consolidated	6%	3%	—	1%	10%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	March 31,	December 31,
	2018	2017
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$7,667	$8,985
Accounts receivable, net	11,699	12,595
Contract assets, current	2,989	—
Inventories and contracts in progress, net	8,938	9,881
Other assets, current	1,448	1,397
Total Current Assets	32,741	32,858
Fixed assets, net	10,283	10,186
Goodwill	28,339	27,910
Intangible assets, net	15,995	15,883
Other assets	11,421	10,083
Total Assets	$98,779	$96,920

Liabilities and Equity
Short-term debt	$2,194	$2,496
Accounts payable	8,875	9,579
Accrued liabilities	7,951	12,316
Contract liabilities, current	5,727	—
Total Current Liabilities	24,747	24,391
Long-term debt	25,153	24,989
Other long-term liabilities	16,252	15,988
Total Liabilities	66,152	65,368
Redeemable noncontrolling interest	135	131
Shareowners' Equity:
Common Stock	17,557	17,489
Treasury Stock	(35,619)	(35,596)
Retained earnings	55,533	55,242
Accumulated other comprehensive loss	(6,937)	(7,525)
Total Shareowners' Equity	30,534	29,610
Noncontrolling interest	1,958	1,811
Total Equity	32,492	31,421
Total Liabilities and Equity	$98,779	$96,920

Debt Ratios:
Debt to total capitalization	46%	47%
Net debt to net capitalization	38%	37%

We adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively, the New Revenue Standard) effective January 1, 2018 and elected the modified retrospective approach. The results for periods before 2018 were not adjusted for the new standard and the cumulative effect of the change in accounting was recognized through retained earnings at the date of adoption. See "The New Revenue Standard Adoption Impact" for further details. See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2018	2017
Operating Activities:
Net income from operations	$1,368	$1,468
Adjustments to reconcile net income from operations to net cash flows provided by operating activities:
Depreciation and amortization	581	512
Deferred income tax provision	42	109
Stock compensation cost	55	47
Change in working capital	(972)	(475)
Global pension contributions	(37)	(46)
Canadian government settlement	(221)	(246)
Other operating activities, net	(363)	(376)
Net cash flows provided by operating activities	453	993
Investing Activities:
Capital expenditures	(337)	(325)
Acquisitions and dispositions of businesses, net	(90)	(100)
Proceeds from sale of investments in Watsco, Inc.	—	596
Increase in collaboration intangible assets	(78)	(101)
Payments from settlements of derivative contracts	(221)	(113)
Other investing activities, net	(250)	(96)
Net cash flows used in investing activities	(976)	(139)
Financing Activities:
Payments of long-term debt, net	(975)	(27)
Increase in short-term borrowings, net	666	567
Dividends paid on Common Stock	(535)	(505)
Repurchase of Common Stock	(25)	(933)
Other financing activities, net	(41)	(31)
Net cash flows used in financing activities	(910)	(929)
Effect of foreign exchange rate changes on cash and cash equivalents	119	69
Net (decrease) in cash, cash equivalents and restricted cash	(1,314)	(6)
Cash, cash equivalents and restricted cash, beginning of period	9,018	7,189
Cash, cash equivalents and restricted cash, end of period	7,704	7,183
Less: Restricted cash, included in Other assets	37	27
Cash and cash equivalents, end of period	$7,667	$7,156

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2018		2017

Net income attributable to common shareowners	$1,297		$1,386
Net cash flows provided by operating activities	$453		$993
Net cash flows provided by operating activities as a percentage of net income attributable to common shareowners		35%		72%
Capital expenditures	(337)		(325)
Capital expenditures as a percentage of net income attributable to common shareowners		(26)%		(23)%
Free cash flow	$116		$668
Free cash flow as a percentage of net income attributable to common shareowners		9%		48%
Notes to Condensed Consolidated Financial Statements
Certain reclassifications have been made to the prior year amounts to conform to the current year presentation.
Debt to total capitalization equals total debt divided by total debt plus equity.  Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

United Technologies Corporation
The New Revenue Standard Adoption Impact
The following schedule quantifies the impact of adopting the New Revenue Standard on the statement of operations for the three months ended March 31, 2018. The effect of the new standard represents the increase (decrease) in the line item based on the adoption of the New Revenue Standard.

(dollars in millions)	March 31, 2018, under previous standard	Effect of the New Revenue Standard	March 31, 2018 as reported
Net Sales	$15,020	$222	$15,242
Costs and Expenses:
Cost of products and services sold	11,054	226	11,280
Research and development	574	(20)	554
Selling, general and administrative	1,710	1	1,711
Total Costs and Expenses	13,338	207	13,545
Other income, net	232	(1)	231
Operating profit	1,914	14	1,928
Non-service pension (benefit)	(191)	—	(191)
Interest expense, net	229	—	229
Income from operations before income taxes	1,876	14	1,890
Income tax expense	518	4	522
Net income	1,358	10	1,368
Less: Noncontrolling interest in subsidiaries' earnings	69	2	71
Net income attributable to common shareowners	$1,289	$8	$1,297
The following schedule quantifies the impact of adopting the New Revenue Standard on segment net sales and operating profit.

(dollars in millions)	Effect of the New Revenue Standard
	Net sales	Operating Profit
Otis	$28	$(2)
UTC Climate, Controls & Security	—	—
Pratt & Whitney	200	12
UTC Aerospace Systems	(6)	4
Consolidated	$222	$14

The following schedule reflects the effect of the New Revenue Standard on our balance sheet as of March 31, 2018.

(dollars in millions)	March 31, 2018, under previous standard	Effect of the New Revenue Standard	March 31, 2018 as reported
Assets
Accounts receivable, net	$13,105	$(1,406)	$11,699
Inventories	10,788	(1,850)	8,938
Contract assets, current	—	2,989	2,989
Other assets, current	1,456	(8)	1,448
Intangible assets, net	16,064	(69)	15,995
Other assets	10,485	936	11,421

Liabilities and Equity
Accrued liabilities	$13,547	$(5,596)	$7,951
Contract liabilities, current	—	5,727	5,727
Other long term liabilities	15,319	933	13,405

Retained earnings	56,005	(472)	55,533